Exhibit 99.1

NEWS RELEASE

Rambus to Acquire Memory Interconnect Business from Inphi

Combination creates strong market position for memory chipset business

SUNNYVALE, Calif. – June 30, 2016 – Rambus Inc. (NASDAQ:RMBS) today announced it has signed a definitive agreement to purchase the Memory Interconnect Business from Inphi Corporation (NYSE:IPHI) for $90M in cash. The acquisition includes all assets of the Inphi Memory Interconnect Business including product inventory, customer contracts, supply chain agreements and intellectual property. The combined business further strengthens Rambus’ market position for memory buffer chip products and amplifies execution for future memory programs to meet the needs of the server, networking and data center market.

“We are constantly evaluating ways to build upon our solid foundation and grow our businesses in order to better meet the needs of today’s market dynamics,” said Dr. Ron Black, president and chief executive officer at Rambus. “By combining our buffer chip team with the Memory Interconnect Business of Inphi, we are able to instantly gain a strong market position and be well situated for future growth. This acquisition brings existing product revenue, proven technology, and faster time-to-market with a best-in-class memory technologies portfolio.”

Inphi is a leading provider of high-speed analog and mixed-signal semiconductor solutions, having created solutions that accelerate the movement of data across of wide variety of applications in the server, data center and computing markets. The combination of Inphi products and Rambus server DIMM chipset offerings will provide fast, efficient solutions and expand the Rambus product offerings.

This acquisition remains subject to customary closing conditions and is expected to close during the third quarter of 2016. These acquired technologies will be part of the Rambus Memory and Interfaces Division. To learn more about Rambus and the Memory and Interfaces division, visit rambus.com/memory-and-interfaces.

Conference Call

Rambus management will host a conference call at 6:00 a.m. PT today to discuss this acquisition. The call will be webcast and available online at investor.rambus.com. A replay will be available following the call as a webcast on the Rambus Investor Relations website and for one week at the following numbers: (855) 859-2056 (domestic) or (404) 537-3406 (international) with ID# 43757903.

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About Rambus Memory and Interfaces Division (MID)

The Rambus Memory and Interfaces Division develops products and services that solve the power, performance, and capacity challenges of the mobile, connected device, and cloud computing markets. Rambus enhanced standards-compatible and custom memory and serial link solutions include chips, architectures, memory and chip-to-chip interfaces, DRAM, IP validation tools, and system and IC design services. Developed through our system-aware design methodology, Rambus products deliver improved time-to-market and first-time-right quality.

© Rambus Inc.

About Rambus Inc.

Rambus creates cutting-edge semiconductor and IP products, spanning memory and interfaces to security, smart sensors and lighting. Our chips, customizable IP cores, architecture licenses, tools, services, training and innovations improve the competitive advantage of our customers. We collaborate with the industry, partnering with leading ASIC and SoC designers, foundries, IP developers, EDA companies and validation labs. Our products are integrated into tens of billions of devices and systems, powering and securing diverse applications, including Big Data, Internet of Things (IoT), mobile, consumer and media platforms. At Rambus, we are makers of better. For more information, visit rambus.com.

Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 as amended, including statements regarding the potential benefits and incorporation of the acquired technologies into the Rambus Memory and Interfaces division, growth opportunities of the buffer chip market, and the ability to bolster the Rambus product offerings. These forward-looking statements are based on current expectations, estimates, assumptions and projections that are subject to change. Actual results may differ materially from the forward-looking statements due to a variety of factors including, but not limited to, risks and uncertainties described from time to time in Rambus’ annual report on Form 10-K, quarterly reports on Forms 10-Q and other periodic filings with the Securities and Exchange Commission. All forward-looking statements are made as of the date of this press release and Rambus does not undertake any obligation to update any forward-looking statements based on new developments or changes in expectations.

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RMBSFN

Press contact:

Racepoint Global

Hilary Costa

(415) 694-6705

hcosta@racepointglobal.com

© Rambus Inc.